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EXHIBIT 10.b1


                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("AGREEMENT") is entered into as of June, 01 2001 (the "EFFECTIVE DATE") by and between PivX Solutions, LLC. (the "COMPANY"), and Rob Shively ("EMPLOYEE"). In consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and between the parties as follows:

     1. POSITION AND DUTIES. Employee shall be employed as Chief Executive Officer, and Chairman of the Board reporting to the Board of Directors. He shall assume and discharge such responsibilities as are commensurate with Employee's position, including., but not limited to, strategy development, general corporate matters and management, legal oversight, corporate marketing, fund raising, investor relations and business development. Employee shall perform Employee's duties faithfully and to the best of Employee's ability and shall devote Employee's full business time and effort to the performance of Employee's duties hereunder.

     2. EMPLOYMENT TERM. The parties agree that Employee's employment with the Company shall be 5 years from the date of this agreement and may only be terminated for cause and with notice at the option the Company. Should employee be terminated for any reason other than breach of fiduciary responsibility or for a violation of state and/or federal laws, employee will be entitled to a severance payment equal to two years compensation. The compensation shall be based upon the most recent annual base salary. In the vent of a change of control as a result of acquisition or sale of a majority of the stock in the company, all of CEO's non-vested stock shall accelerate and immediately vest. Moreover, if employee is no longer deemed to be an affiliate he may prepare a prepare and submit a plan to sell his remaining shares. Notwithstanding any legal requirement that prevents or restricts such a transaction, this shall not be unreasonably withheld by the company.

     3. COMPENSATION. For all services to be rendered pursuant to this Agreement by Employee, Employee shall receive $240,000 on an annual basis (the "base Salary"), payable monthly. Employee understands and agrees that neither Employee's job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension by implication or otherwise, of this Agreement. This base may be revised during the term of this agreement and it shall have an automatic 6% annual cost of living increase in addition to any other increases granted to the employee. Annual performance reviews will determine if an increase in base is granted.

     4. DISCRETIONARY BONUS. The performance of Employee and the Company may be reviewed by the Company's Board Chairman annually, and, on that basis, the Company may, in its discretion, award the Employee a bonus. Any such bonus shall be subject to applicable withholding.

     5. OTHER BENEFITS. During Employee's employment hereunder, Employee shall be entitled to participate in the employee benefit plans and programs of the Company, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.



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     6. EQUITY. As of the Effective Date, Employee shall be granted 4,100,000 shares of Company's [membership interest] (the "EQUITY"). The Equity is fully vested as of the date of this agreement at a par value of.001/share. The company may institute a ISO (Incentive Stock Option) plan and other incentive based comp plans which employee may be entitled to participate in under a separate agreement.

     8. EXPENSES. The Company shall reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time. Included are the following items: Company also agrees to cover the following business expenses for employee: intereet connection at home, home phone, home office and from time to time PivX approved guest lodging expense. Other authorized expenses under this agreement include: cellular phone, SMS device, any un-reimbursed medical and dental expenses and gas.

     9. ACQUISITION BONUSES. Employee shall be incentivized to grow the business both organically as well as through strategic acquisitions. A bonus based on the following schedule shall be paid to the employee at closing of an acquisition:

               $0-$999,999              2.5% of purchase price
               $1MM -$2,499,999         2% of     "       "
               $2.5MM-$4,999,999        1.5% of   "       "
               $5MM-$10MM               1.25% of  "       "
               $10MM+                   1% of     "       "

     10. RIGHT TO ADVICE OF COUNSEL. Employee acknowledges that he has had the right to consult with counsel and is fully aware of Employee's rights and obligations under this Agreement.

     11. SUCCESSORS.

          (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company," shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

          (b) EMPLOYEE'S SUCCESSORS. Without the written consent of the Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.


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     12. CONFIDENTIAL INFORMATION.

          (a) COMPANY INFORMATION. Employee shall at all times during the term of Employee's employment with the Company and thereafter, hold in strictest confidence, and not use, except for the benefit of the Company, or disclose to any person, firm or corporation without written authorization of the Board, any Confidential Information of the Company. As used herein, "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Employee has called or with whom Employee became acquainted during the term of Employee's employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Employee by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. "Confidential Information" does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

          (b) FORMER EMPLOYER INFORMATION. Employee shall not, during Employee's employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and Employee shall not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

          (c) THIRD PARTY INFORMATION. Employee shall hold all confidential or proprietary information that the Company has received from any third party to which it is the Company's obligation to maintain the confidentiality of such information and to use it only for certain limited purposes in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee's work for the Company consistent with the Company's agreement with such third party.

     13. INVENTIONS. The Employee hereby represents, warrants and covenants with respect to Prior Inventions (as defined below) or Inventions (as defined below), as the case may be, as follows:

          (a) INVENTIONS RETAINED AND LICENSED. Attached hereto, as Exhibit is a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Employee prior to Employee's employment with the Company (collectively referred to as "Prior Inventions"), which belong to Employee, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder, or, if no such list is attached, Employee hereby represents that there are no such Prior Inventions. If in the course of Employee's employment with the Company, Employee incorporates into a Company product, process or machine a Prior Invention owned by Employee or in which the Employee has an interest, the Company is hereby granted and shall have a


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nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention. as part of or in connection with such product, process or machine.

          (b) ASSIGNMENT OF INVENTIONS. Employee shall, or will promptly make, full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all of Employee's right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time Employee is employed by the Company (collectively referred to as "Inventions"), except as provided in
Section II(f) below. Employee hereby acknowledges that all original works of authorship which. are made by Employee (solely or jointly with others) within the scope of and during the period of Employee's employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act. Employee hereby understands and agrees that the decision whether or not to commercialize or market any invention developed by Employee solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to Employee as a result of the Company's efforts to commercialize or market any such invention.

          (c) INVENTIONS ASSIGNED TO THE UNITED STATES. Employee shall assign to the United States government all Employee's right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

          (d) MAINTENANCE OF RECORDS. Employee shall keep and maintain adequate and. current written records of all Inventions made by him (solely or jointly with others) during the term of Employee's employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

          (e) PATENT AND COPYRIGHT REGISTRATIONS. Employee shall assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mash work rights or other intellectual. property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Employee agrees that it is Employee's obligation to execute or cause to be executed, when it is in Employee's power to do so, any such instrument or papers after the termination of this Agreement. If the Company is unable because of the Employee's mental or physical incapacity or for any other reason to secure Employee's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then Employee hereby irrevocably designates and appoints the Company and its


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duly authorized officers and agents as Employee's agent and attorney in fact, to act for and in Employee's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.

          (f) EXCEPTION TO ASSIGNMENTS. It is agreed and acknowledge that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B . Employee covenants that Employee will advise the Company promptly in writing of any inventions that Employee believes meet the criteria in California Labor Code
Section 2870 and not otherwise disclosed on Exhibit A.

     14. CONFLICTING EMPLOYMENT. Employee shall not, during the term of Employee's employment with the Company, engage in any other employment, occupation., consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the terra of Employee's employment, nor will Employee engage in any other activities that conflict with Employee's obligations to the Company.

     15. INDEMNITY. Employee shall defend, indemnify and hold harmless the Company, its officers, directors and employees, from and against any and all loss, liability, damage, claims, demands or suits, and related costs and expenses (including, without limitation, reasonable attorney fees and costs) arising or resulting, directly or indirectly, from any breach by Employee of this Agreement.

     16. RETURNING COMPANY DOCUMENTS. At the time of leaving the employ of the Company, Employee covenants that Employee shall deliver to the Company (and will not keep in Employee's possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Employee pursuant to Employee's employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph I l(d). In the event of the termination of Employee's employment, Employee hereby covenants to sign and deliver the "Termination Certification" attached hereto as Exhibit C.

     17. NOTIFICATION OF NEW EMPLOYER. In the event that Employee leaves the employ of the Company, Employee agrees to grant consent to notification by the Company to Employee's new employer about Employee's rights and obligations under this Agreement.

     18. SOLICITATION OF EMPLOYEES. Employee covenants that, for a period of twelve (12) months immediately following the termination of Employee's relationship with the Company for any reason, whether with or without cause, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for Employee or for any other person or entity.



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     19. CONFLICT OF INTEREST GUIDELINES. Employee covenants that Employee shall diligently adhere to the Conflict of Interest Guidelines attached as Exhibit D hereto.

     20. NOTICE CLAUSE.

          (a) MANNER. Any notice hereby required or permitted to be given shall be sufficiently given if in writing and delivered in person or sent by First Class, registered or certified mail, postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such. party to the other party.

          (b) EFFECTIVENESS. Any notice or other communication required or permitted to be given under this Agreement will be deemed given on the day when delivered in person, or the third business day after the day on which such notice was mailed in accordance with this Section.

     21. ARBITRATION.

          (a) Except as provided in Section 19(c) below, the parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration, unless otherwise required by law, to be held in Los Angeles, California under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association as then in effect. The arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator(s) shall be final, conclusive and binding on the parties to the arbitration, and judgment may be entered on the decision of the arbitrator(s) in any court having jurisdiction.

          (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law.

          (c) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgement of the powers of the arbitrator.

          (d) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, UNLESS OTHERWISE REQUIRED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO EMPLOYEE'S RELATIONSHIP WITH THE COMPANY, INCLUDING BUT NOT LIMITED TO, CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS.


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          22. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.

          23. INTEGRATION. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

          24. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of lave rules, of the State of California.

          25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.



                                        PIVX SOLUTIONS, LLC

                                        By: /s/ Robert Shively   6-1-01
                                            ------------------------------------
                                            Robert Shively
                                            Chief Executive Officer


                                        EMPLOYEE

                                        /s/ Robert Shively       6-1-01
                                        ----------------------------------------
                                        Rob Shively


                                        ACKNOWLEDGEMENT WITNESS: PIVX BOARD
                                        MEMBER

                                        /s/ Geoff Shively
                                        ----------------------------------------
                                        Geoff Shively

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